Exhibit 10.39

Execution Version

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Second Amendment to Securities Purchase Agreement (this “Amendment”) dated as of December 11, 2023 (the “Effective Date”) is entered into by and between SeaStar Medical Holding Corporation, a Delaware corporation (the “Company”), and 3i, LP, a Delaware limited partnership (the “Purchaser”).

RECITALS

A.
The Purchaser and the Company entered into that certain Securities Purchase Agreement dated as of March 15, 2023, as amended by the First Amendment to Securities Purchase Agreement, dated as of August 7, 2023 (as amended, the “Original Agreement”), pursuant to which the Company agreed to sell and issue to the Purchaser, in a series of up to four closings, senior unsecured convertible notes, substantially in the form of the Note attached as Exhibit A to the Original Agreement (the “Notes”), convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a principal amount of up to approximately $7 million and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock.
B.
Pursuant to the Original Agreement, the Company issued to the Purchaser: (i) a Note in a principal amount of

$3,260,869.57, and a Warrant to purchase up to 328,352 shares of Common Stock, on March 15, 2023, and (ii) a Note in a principal amount of $2,173,913.04, and a Warrant to purchase up to 218,901 shares of Common Stock, on May 12, 2023, (iii) a Note in a principal amount of $543,478.26, a Warrant to purchase up to 738,791 shares of Common Stock, and an additional Warrant to purchase up to 4,765,620 shares of Common Stock, on August 7, 2023; (iv) a Note in a principal amount of $543,478.26, and a Warrant to purchase up to 738,791 shares of Common Stock, on August 30, 2023; (v) a Note in a principal amount of $543,478.26, and a Warrant to purchase up to 738,791 shares of Common Stock, on September 26, 2023; and (vi) a Note in a principal amount of

$543,478.26, and a Warrant to purchase up to 738,791 shares of Common Stock, on November 27, 2023.

C.
The Purchaser and the Company desire to amend the Original Agreement pursuant to and in accordance with the terms set forth herein.

D.
Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note and Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Closings. Sections 2.1(c) of the Original Agreement is hereby deleted in its entirety and replaced by the following: “(c) Additional Closings.

Commencing after the Second Closing Date and except for the Initial Funding (as defined below), the Purchaser may, in its sole and absolute discretion, purchase the Securities on an Additional Closing Date by delivering to the Company a written notice stating (i) the date and

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time of the closing (the “Additional Closing Date”, and any such closing, an “Additional Closing”), and (ii) the amount of Securities to be subscribed by the Purchaser (the “Additional Subscription Amount”; provided that (i) the Additional Subscription Amounts in the aggregate, including the Initial Funding, shall not exceed $4,000,000 and (ii) the Purchaser shall purchase (x) $500,000 in Additional Subscription Amount immediately following the execution of the First Amendment and (y) $500,000 in Additional Subscription Amount no later than September 5, 2023 (such total amount of

$1,000,000, the “Initial Funding”); provided that on each such date the VWAP of the Common Stock for each of the previous ten (10) consecutive Trading Days shall be above $0.20 and there is no existing Event of Default. For the avoidance of doubt, the Company and the Purchaser agree that the Purchaser shall have no obligation to purchase any additional Securities except for the Initial Funding. Subject to compliance with the applicable federal securities laws, the Company and the Purchaser may mutually agree on such other date and time for any Additional Closing. Any and all Additional Closings shall be subject to the satisfaction (or express waiver by the Purchaser) of (i) the conditions set forth in this Section 2.1 and Section 2.3, (ii) the Equity Conditions (as defined in the Notes) and (iii) the Company’s compliance with the applicable rules of the Principal Trading Market pursuant to Section 4.18. The parties hereto shall use their commercially reasonable efforts to effectuate any and all Additional Closings.”

2.
Miscellaneous.

(a)
Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

(b)
Entire Agreement. This Amendment together with the Original Agreement constitutes the entire agreement of the Company and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Original Agreement shall continue in full force and effect.
(c)
Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

SEASTAR MEDICAL HOLDING CORPORATION,

a Delaware corporation

By: /s/ Eric Schlorff Name: Eric Schlorff

Title: Chief Executive Officer

Signature Page to Second Amendment to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

3i, LP,

a Delaware limited partnership

By: /s/ Maier Tarlow Name: Maier Tarlow

Title: Manager on Behalf of the GP

Signature Page to Second Amendment to Securities Purchase Agreement